FOR IMMEDIATE RELEASE

December 4, 2012

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, December 4, 2012….UMH Properties, Inc. (NYSE:UMH) announced that on December 3, 2012, it has closed on the acquisition of Twin Oaks, a 141-site manufactured home community situated on approximately 21 acres, located in Olmstead Township, Ohio, for a purchase price of $4,350,000.  With this purchase, UMH now owns fifty-six manufactured home communities consisting of over 10,500 developed homesites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of this community.  The operation of Twin Oaks will fit in nicely with our existing Ohio communities.  We believe the prospects for the housing market and the MH sector are very favorable and we continue to seek well-located communities.”

UMH Properties, Inc., a publicly owned REIT, owns and operates fifty-six manufactured home communities with over 10,500 developed homesites located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

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